EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our reports dated May 15, 2000, accompanying the consolidated financial statements and financial statement schedule included in the annual report of Labtec Inc. on Form 10-K for the year ended March 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration statement of Labtec Inc. on Form S-8 (File No. 333-04991).


/s/ GRANT THORNTON LLP


Portland, Oregon
May 15, 2000